UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2008
CHARTWELL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51342	95-3979080

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)
140 East Main Street
Middletown, NY 10940
(Address and telephone number of principal executive offices) (Zip Code)
(949) 335-5319
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     (a) On January 24, 2008, Chartwell International, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Hudson Logistics, Inc., a wholly-owned subsidiary of the Company (“HLI”), Hudson Logistics Loading, Inc., a wholly-owned subsidiary of the Company (“HLL”), Imre Eszenyi, Raymond Kalafsky, Northern & Bergen Railroad, LLC, a New Jersey limited liability company and New York & Greenwood Lake Railway, a New Jersey corporation (“Greenwood”) (collectively, the “Parties”), pursuant to which the Parties settled all claims brought by HLI and HLL, and counterclaims and third party complaint brought by Greenwood, in connection with the action filed in the Superior Court of New Jersey, Morris County, entitled Hudson Logistics, Inc. and Hudson Logistics Loading, Inc. v. New York & Greenwood Lake Railway and Northern & Bergen Railroad, LLC, Docket No. L-001745-07 (the “Litigation”).
     Under the terms of the Settlement Agreement, (A) the Company, HLI and HLL agreed to pay all outstanding host community benefit payments to the City of Passaic, New Jersey in the amount of $109,593.64, (B) the Company, HLI and HLL on behalf of themselves and Mr. Eszenyi and Mr. Kalafsky agreed to pay Greenwood the sum of $144,000, (C) Greenwood agreed to provide its consent to the assignment of a certain facility capacity agreement and a rail car loading agreement from HLI and HLL to Perry New Jersey I, LLC, a New Jersey limited liability company (“Perry”), and (D) the Parties agreed to dismiss the Litigation with prejudice and provide mutual general releases.
     For more information, see Settlement Agreement attached hereto as Exhibit 10.1.
     (b) In connection with the Settlement Agreement, on January 24, 2008, the Company entered into an Assignment and Assumption Agreement with HLI, HLL, Perry and Greenwood wherein: (A) HLI assigned, and Perry assumed a certain Facility Capacity Agreement entered into between HLI and Greenwood as of August 2006, (B) HLL assigned, and Perry assumed a certain Rail Car Loading Agreement entered into between HLL and Greenwood as of August 2006, and (C) Greenwood consented to each assignment and assumption.
Section 2 – Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets
     On January 24, 2008, the Company’s wholly-owned subsidiaries, HLI and HLL completed the sale of a significant portion of their assets to Perry related to their rail transload operations in Passaic, New Jersey, pursuant to the Purchase Agreement originally dated as of December 20, 2007, as amended and restated on January 24, 2008 with no changes to the purchase price but with additional provisions for holdbacks for various repairs and satisfaction of certain closing conditions. The assets included the assignment of the Facility Capacity Agreement and Rail Car Loading agreement described in Item 1.01(b) above, accounts receivables, equipment, software and assignment of certain equipment leases.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Settlement Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC., a Nevada Corporation
Dated: January 30, 2008	/s/ Paul Biberkraut
Paul Biberkraut,
Chief Financial Officer

4